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                                                                     EXHIBIT 2.4

                               AMENDING AGREEMENT

      This amending agreement (the "AGREEMENT") dated May 5,2004 among Barry Seigel, Jeffrey Greenberg and Mark Madigan (collectively, the "VENDORS"), BST Acquisition Ltd. (the "PURCHASER") and Tarpon Industries, Inc. (the "PRINCIPAL").

      WHEREAS the Vendors, the Purchaser and the Principal are parties to a share purchase agreement dated April 2, 2004 (the "PURCHASE AGREEMENT") pursuant to which the Vendors have agreed to sell to the Purchaser and the Purchaser has agreed to purchase from the Vendors all of the issued and outstanding shares in the capital of Steelbank Inc. ("STEELBANK");

      AND WHEREAS the parties hereto now wish to amend the terms of the Purchase Agreement in the manner set forth herein;

      NOW THEREFORE in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each party, the parties hereto do hereby agree as follows:

SECTION 1 DEFINED TERMS.

      Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings specified in the Purchase Agreement.

SECTION 2 AMENDMENT TO SECTION 1.1 OF THE PURCHASE AGREEMENT.

      The definition of "Closing Date" in Section 1.1 of the Purchase Agreement is amended by deleting reference to "April 30, 2004" and replacing it with "May 31, 2004", such that the definition of "Closing Date" in Section 1.1 of the Purchase Agreement will now read as follows:

      "Closing Date" means May 31, 2004 or such earlier or later date as the Parties may agree in writing.

SECTION 3 AMENDMENT TO SECTION 2.3(b) OF THE PURCHASE AGREEMENT.

      Section 2.3(b) of the Purchase Agreement is amended by deleting the last sentence of Section 2.3(b) in its entirety, such that Section 2.3(b) of the Purchase Agreement will now read as follows:

      (b) An amount equal to $800,000 of the Share Purchase Price shall be paid pursuant to a promissory note in substantially the form set forth in Schedule D to this Agreement ("NOTE A") issued to Vendors at Closing. Note A shall provide for the payment of interest on the unpaid balance at 8% per annum, and shall have a maturity date of December 10, 2004 (the "MATURITY DATE"). In accordance with the terms of Note A, beginning July 1, 2004, Purchaser shall pay to Vendors blended payments of principal and interest in the amount of $15,000 per month under Note A (such payment to be applied first against accrued interest outstanding with the balance to be applied in reduction of principal) until the earlier of the Maturity Date or the date of the

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            first sale pursuant to the Principal's initial public offering (the
            "IPO"), at which time all interest and unpaid principal shall be paid in full. The Purchaser's obligations under Note A, Note B and the Purchaser's covenant to deliver common shares of the Principal pursuant to Section 2.3(d) shall be fully and unconditionally guaranteed by the Corporation in substantially the form of guarantee set forth in Schedule "G" (the "GUARANTEE") and in support of such guarantee, the Corporation shall provide the Vendors with a general security agreement over all of the assets of the Corporation in substantially the form of general security agreement set forth in Schedule H to this Agreement (the "GSA"). In addition to the GSA, the Purchaser's obligations under Note A, each Note B and its covenant to deliver common shares of the Principal pursuant to
            Section 2.3(d) shall be secured by a share pledge of all of the Purchased Shares from the Purchaser in favour of the Vendors in substantially the form of share pledge agreement set forth in Schedule "I" (the "SHARE PLEDGE").

SECTION 4 AMENDMENT TO SECTION 2.3(d) OF THE PURCHASE AGREEMENT.

      Section 2.3(d) of the Purchase Agreement is amended by deleting Section 2.3(d) in its entirety and replacing it with the following:

      (d) On the earlier of the Maturity Date or the date of the first sale pursuant to the IPO, an amount equal to $375,000 of the Share Purchase Price shall be paid to the Vendors, which amount will be satisfied, as elected in the sole discretion of the Purchaser, in the form of (i) common shares in the capital of the Principal, provided that such common shares have the attributes set out in Schedule J, or (ii) cash by certified cheque or wire transfer of immediately available funds to or to the order of the Vendors. The attributes of such common shares, inclusive of any hold period restrictions are set out in Schedule J. In the event that shares are to be issued to the Vendors, the amount of shares to be issued to the Vendors shall be equal to $375,000 divided by the initial offering price of the shares of common stock of Principal sold in the IPO and shall be issued upon closing of the IPO.

SECTION 5 AMENDMENT TO SECTION 2.3 OF THE PURCHASE AGREEMENT.

      Section 2.3 of the Purchase Agreement is amended by inserting the following as Section 2.3(e) of the Purchase Agreement:

      (e) The Guarantee, the GSA and the Share Pledge (collectively, the "VENDORS' SECURITY) shall be subordinate to any and all security (collectively, the "SENIOR LENDERS' SECURITY" and, together with the credit agreement and all related loan documents, the "SENIOR LENDERS' LOAN AND SECURITY DOCUMENTS") taken by the Corporation's and/or the Principal's primary lenders (the "SENIOR LENDERS"). In the event of realization by one or more of the Vendors under any of the Vendors' Security and the Corporation and/or the Principal is in then in default under the Senior Lenders' Loan and Security Documents, and written notice thereof has been provided to the Vendors, any and all payments to the Vendors under Note A, any of the

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            Notes B and in respect of BST's covenant to deliver common shares of the Principal (or equivalent funds in lieu thereof) pursuant to
            Section 2.3(d) shall (i) be postponed and subordinated to the indefeasible repayment in full of all amounts owing to the Senior Lenders under the Senior Lenders' Loan and Security Documents before the Vendors are entitled to receive any payment on account of amounts owing to the Vendors under Note A, any of the Notes B and in respect of BST's covenant to deliver common shares of the Principal (or equivalent funds in lieu thereof) pursuant to Section 2.3(d), and (ii) rank pari passu, both as to ranking of security and repayment of amounts owing, with the Principal's other junior secured noteholders to the extent such noteholders then have recourse to the assets of the Corporation. From time to time, the Vendors shall, upon request of the Corporation or the Principal (at the cost of the Corporation or the Principal (including all reasonably incurred legal costs on a solicitor-and-client basis)) execute, acknowledge and deliver such further instruments and documents in confirmation of the subordination and ranking contemplated hereunder as may reasonably be requested by the Corporation's or the Principal's Senior Lenders. BST and the Purchaser acknowledge, covenant and agree that notwithstanding the foregoing provisions of this paragraph (e)(the "SUBORDINATION PROVISIONS"), any failure whatsoever by BST at any time to (i) pay any monies owing to the Vendors under Note A or any of Notes B, as and when due, pursuant to the terms thereof (and without regard to the Subordination Provisions) or (ii) deliver to the Vendors common shares in the capital of the Principal (or $375,000.00 in lieu thereof) pursuant to the provisions of Section 2.3(d) hereof, as and when due (and without regard to the Subordination Provisions) shall constitute a default by BST thereunder for all purposes.

SECTION 6 AMENDMENT TO SECTION 6.1 AND SECTION 6.2 OF THE PURCHASE AGREEMENT

(1) Section 6.1(h)(v) of the Purchase Agreement is amended by deleting Section 6.1(h)(v) in its entirety and replacing it with the following:

            (v) an acknowledgement and covenant to pay duly executed by each Vendor and the Purchaser, substantially in the form set forth in Schedule 6.1(h)(v);

(2) Section 6.2(c)(v) of the Purchase Agreement is amended by deleting Section 6.2(c)(v) in its entirety.

SECTION 7 AMENDMENT TO SECTION 8.3(1)(b) OF THE PURCHASE AGREEMENT.

      Section 8.3(1)(b) of the Purchase Agreement is amended by deleting the reference to "April 30, 2004" and replacing it with "May 25, 2004", such that
Section 8.3(1)(b) of the Purchase Agreement will now read as follows:

      (b) by the Vendors or the Purchaser, if the Closing shall not have occurred by May 25, 2004, provided, however, that the right to terminate this Agreement

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            under this Section 8.3(1)(b) shall not be available to any Party whose failure to fulfil any covenant or obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur by May 25, 2004;

SECTION 8 WAIVER OF SECTION 5.9(2) OF THE PURCHASE AGREEMENT AND CONFIRMATION OF SCHEDULES.

(1) Notwithstanding (i) Section 5.9(2) of the Purchase Agreement, which provision requires that the parties use commercially reasonable efforts to prepare and settle the contents and form of the schedules to the Purchase Agreement on or prior to April 16, 2004, or (ii) the subsequent agreement of the parties to extend such date to April 23, 2004, each of the parties hereto hereby irrevocably waives Section 5.9(2) of the Purchase Agreement and the obligations of the parties thereunder.

(2) Each of the parties hereby approves the contents and form of each of the schedules attached hereto (which schedules conform with the numbering designations set forth in the Purchase Agreement), and irrevocably confirms that the attached schedules constitute all of the schedules to the Purchase Agreement and form an integral part of it.

SECTION 9 CONFIRMATION.

      From and following the date hereof, each reference in the Purchase Agreement to "this Agreement" and each reference to the Purchase Agreement in any and all other agreements, documents and instruments delivered by the Vendors, the Purchaser, the Principal or any other Person shall mean and be a reference to the Purchase Agreement as amended by this Agreement. Except as otherwise expressly amended hereby, the Purchase Agreement shall remain in full force and effect in accordance with its terms and this Agreement and the Purchase Agreement shall be read as one and the same instrument.

SECTION 10 NO WAIVER.

      The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the parties hereto under the Purchase Agreement.

SECTION 11 GOVERNING LAW.

      This Agreement shall be governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein.

SECTION 12 CONFLICT OR INCONSISTENCY.

      In the event there is any conflict or inconsistency between the provisions of this Agreement and any of the provisions of the Purchase Agreement, the provisions of this Agreement shall prevail.

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SECTION 13 COUNTERPARTS.

      This Agreement may be executed in any number of counterparts (including counterparts by facsimile), each of which when so executed shall be deemed to be an original and the counterparts together shall constitute one and the same agreement.

      IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first above written.

                                                BST ACQUISITIONS LTD.

                                                By: /s/ Charles A. Vanella
                                                    ----------------------------
                                                     Name:

                                                     Title:

/s/ SHEILA BOLTEN                                /s/ Barry Seigel
---------------------------------                   ----------------------------
 Witness                                             Barry Seigel

/s/ SHEILA BOLTEN                                /s/ Jeffrey Greenberg
---------------------------------                   ----------------------------
 Witness                                             Jeffrey Greenberg

/s/ SHEILA BOLTEN                                /s/ Mark Madigan
---------------------------------                   ----------------------------
 Witness                                             Mark Madigan

                                                TARPON INDUSTRIES, INC.

                                                By: /s/ Charles A. Vanella
                                                    ----------------------------
                                                     Name:

                                                     Title: